Exhibit A-8

CERTIFICATE OF INCORPORATION

OF

COMMUNITY SUPERMARKET CORPORATION

To: The Secretary of State

        State of New Jersey

THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

FIRST: The name of the corporation is COMMUNITY SUPERMARKET CORPORATION.

SECOND: The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under Title 14A, Corporations, General, of the New Jersey Statutes.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is 90 shares, without par value.

FOURTH: The address of the corporation’s initial registered office is 233 West Market Street, Newark, NJ 07103 and the corporation’s initial registered agent at such address is Carmen A. Rodriguez.

FIFTH: The number of directors constituting the initial Board of Directors shall be three (3) and the names and addresses of the directors are:

0100398148

Raymond M. Codey

233 West Market Street

Newark, N.J. 07103

Cecelia Faulks

233 West Market Street

Newark, N.J. 07103

Michael Zimring

200 Milik Street

Carteret, N.J. 07008

SIXTH: The holders of at least 70% of the shares of the corporation issued and outstanding and entitled to vote at any meeting of the shareholders, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of any business at all meetings of shareholders.

SEVENTH: The proportion of votes of the holders of shares that shall be necessary for the transaction of any items of business shall be 70% of the shares of the corporation issued and outstanding and entitled to vote at any meeting of the shareholders.

EIGHTH: The proportion of votes of the directors that shall be necessary for the transaction of business shall be 70% of the full board of directors.

NINTH: At each election of directors every shareholder entitled to vote at such election shall vote its stock and take such other action as may be necessary so that at all times the directors of the corporation shall consist of two individuals designated by NCC Grocery Corporation and one individual designated by Supermarket General Corporation.

TENTH: No mortgage or pledge of, or creation of a security

0100398148

interest in, all or any part of the corporate property shall be made or given except upon authorization by the holders of 70% of the shares outstanding and entitled to vote for the election of directors.

ELEVENTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation), the affirmative vote of the holders of 70% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal:

(i) This Certificate of Incorporation or any article herein; and

(ii) The By-Laws of the corporation, or any article therein.

TWELFTH: The name and address of the incorporator is Steven B. Hoskins, McCarter & English, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102.

THIRTEENTH: The effective date of the Certificate of Incorporation is the date of filing.

IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation, has hereunto signed this Certificate of Incorporation on this 29th day of November, 1988.

/s/ Steven B. Hoskins
Steven B. Hoskins

New Jersey Division of Revenue
RESTATED CERTIFICATE OF INCORPORATION
OF
COMMUNITY SUPERMARKET CORPORATION

TO: TREASURER, STATE OF NEW JERSEY

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

1. Name of Corporation: Community Supermarket Corporation. Upon filing this Restated Certificate of Incorporation, the name of the corporation shall be changed to: Bergen Street Pathmark, Inc.

2. The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under Title 14A, Corporations, General, of the New Jersey Statutes.

3. The aggregate number of shares which the corporation shall have authority to issue is 90 shares, without par value.

4. The address of the corporation’s current registered office is: 200 Milik Street, Carteret, New Jersey 07008, and the name of its current registered agent at such address is Marc A. Strassler.

5. The number of directors constituting the current board of directors is one. The name and address of the director is as follows:

Frank G. Vitrano

200 Milik Street

Carteret, New Jersey 07008

6. The duration of the corporation is perpetual.

/s/ Marc A. Strassler
MARC A. STRASSLER
Senior Vice President
Dated: February 26, 2004

Certificate Required To Be Filed With the

RESTATED CERTIFICATE OF INCORPORATION

Pursuant to N.J.S.A. 14A:9-5(5), the undersigned corporation hereby executes the following certificate:

1. Name of Corporation: Community Supermarket Corporation

2. Restated Certificate of Incorporation was adopted on the 26th day of February, 2004.

3. At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding was 90. The total of such shares entitled to vote thereon, and the vote of such shares was:

Total Number of Shares	Number of Shares Voted
Entitled to Vote	For	Against
90	90	0

4. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by:

(a) changing the name of the corporation to Bergen Street Pathmark, Inc.;

(b) reducing the number of directors from three (3) to one (1) director;

(c) eliminating Articles Sixth, Seventh, Eighth, Tenth and Eleventh which provide for super-majority requirements for a quorum of the shareholders, for shareholder votes, for votes of the directors, for granting a mortgage, pledge or security interest in any property of the corporation, and for amending the Certificate of Incorporation or By-Laws of the Corporation; and

(d) eliminating Article Ninth relating to the election of directors designated by the shareholders of the corporation.

/s/ Marc A. Strassler
MARC A. STRASSLER
Senior Vice President
Dated: February 26, 2004

STATE OF NEW JERSEY

DEPARTMENT OF THE TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

BERGEN STREET PATHMARK, INC.

100398148

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Incorporation Restated Certificate of Incorporation as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 13th day of December, 2010

/s/ Andrew P Sidamon Eristoff
Andrew P Sidamon Eristoff State Treasurer
Certificate Number: 118963150
Verify this certificate online at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp